UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2008

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
As a result of cost-cutting initiatives resulting from the recent clinical failure of Sulonex (sulodexide), Keryx Biopharmaceuticals, Inc. (the “Company”) and its Chief Accounting Officer, Mark Stier, have mutually agreed that Mr. Stier will resign from the Company effective June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: March 14, 2008	By:	/s/ Beth F. Levine
Beth F. Levine
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary